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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  September 30, 1999



                         ADDvantage Media Group, Inc.
            (Exact name of Registrant as specified in its charter)



    Oklahoma                      1-10799                    73-1351610
    --------                      -------                    ----------
 (State or other             (Commission File             (I.R.S. Employer
 jurisdiction of                  Number)                Identification No.)
  incorporation)


                            808 North 16/th/ Street
                            Broken Arrow, Oklahoma
                            ----------------------
                   (Address of principal executive offices)

                                     74012
                                     -----
                                  (Zip code)

                                (918) 251-9121
                                 -------------
             (Registrant's telephone number, including area code)
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ITEM 1.  Changes in Control of Registrant.

     On September 30, 1999, the former shareholders of DRK Enterprises, Inc. d/b/a TULSAT, an Oklahoma corporation ("TULSAT"), assumed control of the Registrant pursuant to the Securities Exchange Agreement (the "Agreement") entered on September 16, 1999, by and among ADDvantage Media Group, Inc. (the "Registrant") and David E. Chymiak, Kenneth A. Chymiak, as Trustee of the Ken Chymiak Revocable Trust Dated March 4, 1992, and Susan C. Chymiak, as Trustee of the Susan Chymiak Revocable Trust Dated March 4, 1992 (collectively, the "Shareholders"). In accordance with the Agreement, the existing officers and directors of the Registrant other than Gary W. Young tendered their resignations. Mr. Young, as the sole remaining director, appointed the new officers of the Registrant. David E. Chymiak was appointed Chairman of the Board and Kenneth A. Chymiak was appointed President and Chief Executive Officer of the Registrant.

     Mr. Young also named David E. Chymiak, Kenneth A. Chymiak, Stephen J. Tyde and Freddie H. Gibson as new directors to the Board of Directors of the Registrant and they will take office effective October 18, 1999 which is 10 days after the Disclosure Statement disclosing these events was first sent to shareholders of the Registrant pursuant to Rule 14f-1 promulgated under the Securities and Exchange Act of 1934, as amended. See discussion under Item 2. below.


ITEM 2.  Acquisition or Disposition of Assets.

     On September 30, 1999, the Registrant and the Shareholders consummated the transactions contemplated by the Agreement. Pursuant to the Agreement, the Shareholders transferred to the Registrant all of the issued and outstanding common stock of TULSAT, along with certain promissory notes issued by TULSAT, in favor of the Shareholders, in the aggregate original principal amount of $10 million in exchange for 8,000,000 shares of the Registrant's common stock, par value $.01 per share, 200,000 shares of newly issued Series A 5% Cumulative Convertible Preferred Stock of the Registrant, par value $1.00 per share, with a stated value of $40.00 per share (which are convertible into shares of the Registrant's common stock at a price of $4.00 per share), and 300,000 shares of newly issued Series B 7% Cumulative Preferred Stock of the Registrant, par value $1.00 per share, with a stated value of $40.00 per share.

     As a result of this transaction, TULSAT became the wholly owned subsidiary of the Registrant and the Shareholders own approximately eighty-two percent (82%) of the issued and outstanding common stock of the Registrant and one hundred percent (100%) of the issued and outstanding preferred stock of the Registrant. See discussion under Item 1. above.
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ITEM 7.  Financial Statements and Exhibits.

     (a) Financial Statements.

Audited financial statements of DRK Enterprises, Inc. for the year ended December 31, 1998 were included as an Exhibit to the Current Report of Form 8-K filed on September 24, 1999. As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the complete financial statements required by Item 7(a) of Form 8-K. Such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 15, 1999.

     (b) Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by
Item 7(b) of Form 8-K. Such financial information shall be filed by amendment to this Form 8-K no later than 60 days after October 15, 1999.

     (c) Exhibits.

The Exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ADDvantage Media Group, Inc.


Dated:  October 14, 1999            By: \s\ Gary W. Young
                                      -----------------------------------------
                                     Gary W. Young, Executive Vice -- President
                                     Finance and Administration
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                                 EXHIBIT INDEX

Exhibit Number                       Description
--------------                       ------------

2.1 ..........  The Securities Exchange Agreement, dated as of September 16,
                1999, by and among ADDvantage Media Group, Inc. and David E. Chymiak, Kenneth A. Chymiak, as Trustee of the Ken Chymiak Revocable Trust Dated March 4, 1992, and Susan C. Chymiak, as Trustee of the Susan Chymiak Revocable Trust Dated March 4, 1992 is incorporated by reference to the Current Report on Form 8-K filed by the Registrant on September 24, 1999

2.2 ..........  The Amendment and Clarification of the Securities Exchange
                Agreement, dated as of September 16, 1999

4.1 ..........  Certificate of the Designation, Preferences, Rights and
                Limitations of ADDvantage Media Group, Inc. Series A 5% Cumulative Convertible Preferred Stock and Series B 7% Cumulative Preferred Stock as filed with the Secretary of State of Oklahoma on September 30, 1999